LETTER OF TRANSMITTAL

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Interests in

HATTERAS MASTER FUND, L.P.

Tendered Pursuant to the Offer to Purchase
Dated June 29, 2009

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC.
BY JULY 28, 2009.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON JULY 28, 2009,
UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

Hatteras Master Fund, L.P.
c/o UMB Fund Services, Inc.
P.O. Box 1623
Milwaukee, WI 53201-1623

Attention:  Tender Offer Administrator
Phone: (800) 504-9070
Fax:  (816) 860-3138

Letter of Transmittal Page 1 of 4

Ladies and Gentlemen:

The undersigned hereby tenders to Hatteras Master Fund, L.P., a closed-end, non-diversified, management investment company organized as a limited partnership under the laws of the State of Delaware (the “Fund”), the limited partnership interest in the Fund or portion thereof (the “Interest”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated June 29, 2009 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal.  THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Interest tendered pursuant to this Letter of Transmittal.  The undersigned warrants that it has full authority to sell the Interest tendered hereby and that the Fund will acquire good title to the Interest, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Interest is purchased by the Fund.  Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Interest tendered hereby.

A promissory note (the “Note”) for the value of the purchased Interest will be held by UMB Fund Services, Inc. (“UMBFS”) on behalf of the undersigned.  Upon written request by the undersigned to UMBFS, UMBFS will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.  The initial payment of the purchase amount for the Interest tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

The Note will also reflect the “Post-Audit Payment” portion of the purchase amount, if any, as described in Section 7 of the Offer.  Any Post-Audit Payment of cash due pursuant to the Note will also be made by wire transfer of the funds to the undersigned’s account as provided herein.  The undersigned recognizes that the amount of the initial payment of the purchase amount for Interests will be based on the unaudited net asset value of the Fund as of September 30, 2009, subject to an extension of the Offer as described in Section 8 of the Offer.  The Post-Audit Payment will be payable promptly after the completion of the Fund’s next annual audit.  It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL (VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED) TO:  HATTERAS MASTER FUND, L.P., C/O UMB FUND SERVICES, INC., P.O. BOX 1623, MILWAUKEE, WI 53201-1623, ATTENTION:  TENDER OFFER ADMINISTRATOR (if by fax, please deliver an original, executed copy promptly thereafter).  FOR ADDITIONAL INFORMATION:  PHONE: (800) 504-9070 OR FAX: (816) 860-3138.

Letter of Transmittal Page 2 of 4

PART 1.	NAME:

Name of Partner:_______________________

Account Number:_______________________

Telephone Number:_______________________

PART 2.	AMOUNT OF LIMITED PARTNERSHIP INTEREST
BEING TENDERED:

☐ A portion of the undersigned’s limited partnership interest expressed as a specific dollar value.

$_______________________

☐ The undersigned’s entire limited partnership interest.

PART 3.	PAYMENT:

CASH PAYMENT

Cash payments will be wire transferred to the account you specify below:

_________________________________
Name of Bank

_________________________________
Address of Bank

_________________________________
ABA Number

_________________________________
Account Number

_________________________________
Name Under Which Account Is Held

PROMISSORY NOTE

The Note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be held by UMB Fund Services, Inc. on the undersigned’s behalf.  Upon a written request by the undersigned to UMBFS, UMBFS will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

Letter of Transmittal Page 3 of 4

PART 4.                      SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date:______________

Letter of Transmittal Page 4 of 4